                                                                    Exhibit 10.9

                                      LEASE

                                     BETWEEN

                         SONUS NETWORKS, INC., AS TENANT

                                       AND

                   BCIA NEW ENGLAND HOLDINGS LLC, AS LANDLORD

                    25 PORTER ROAD, LITTLETON, MASSACHUSETTS

The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

                                TABLE OF CONTENTS

                                                                            PAGE

      ARTICLE 1         BASIC DATA; DEFINITIONS                                1

1.1   Basic Data
1.2   Definitions
1.3   Enumeration of Exhibits

      ARTICLE 2         PREMISES AND APPURTENANT RIGHTS                        4

2.1   Lease of Premises
2.2   Appurtenant Rights and Reservations

      ARTICLE 3         BASIC RENT                                             5

3.1   Payment

      ARTICLE 4         COMMENCEMENT AND CONDITION                             6

4.1   Commencement Date
4.2   Preparation of the Premises: As Is Condition

      ARTICLE 5         USE OF PREMISES                                        6

5.1   Permitted Use
5.2   Installations and Alterations by Tenant
5.3   Extra Hazardous Use
5.4   Hazardous Materials

      ARTICLE 6         ASSIGNMENT AND SUBLETTING                              9

6.1   Prohibition
6.2   Acceptance of Rent
6.3   Excess Payments
6.4   Landlord's Recapture Right
6.5   Further Requirements
6.6   Initial Permitted Subletting

      ARTICLE 7         RESPONSIBILITY FOR REPAIRS AND
                        CONDITION OF PREMISES; SERVICES TO BE
                        FURNISHED BY LANDLORD                                 11

7.1   Landlord Repairs
7.2   Tenant Repairs
7.3   Floor Loan - Heavy Machinery
7.4   Utility Services
7.5   Other Services
7.6   Interruption of Service

      ARTICLE 8         REAL ESTATE TAXIES                                    16

8.1   Payments on Account of Real Estate Taxes
8.2   Abatement

      ARTICLE 9         OPERATING AND UTILITY EXPENSES                        17

9.1   Definitions
9.2   Tenant's Payment of Operating Expenses

      ARTICLE 10        INDEMNITY AND PUBLIC LIABILITY INSURANCE              18

10.1  Tenant's Indemnity
10.2  Tenant Insurance
10.3  Tenant's Risk
10.4  Waiver of Subrogation

      ARTICLE 11        FIRE, EMINENT DOMAIN, ETC.                            19

11.1  Landlord's Right of Termination
11.2  Restoration: Tenant's Right of Termination
11.3  Landlord's Insurance
11.4  Abatement of Rent
11.5  Condemnation Award

      ARTICLE 12        HOLDING OVER; SURRENDER                               20

12.1  Holding Over
12.2  Surrender of Premises

      ARTICLE 13        RIGHTS OF MORTGAGEES; TRANSFER OF TITLE               21

13.1  Rights of Mortgagees
13.2  Assignment of Rents and Transfer of Title
13.3  Notice to Mortgagee

      ARTICLE 14        DEFAULT; REMEDIES                                     22

14.1  Tenant's Default
14.2  Landlord's Remedies
14.3  Additional Rent
14.4  Remedying Defaults
14.5  Remedies Cumulative
14.6  Attorney's Fees
14.7  Waiver
14.8  Security Deposit
14.9  Landlord's Default

      ARTICLE 15        MISCELLANEOUS PROVISIONS                              27

15.1  Right of Access
15.2  Covenant of Quiet Enjoyment
15.3  Landlord's Liability
15.4  Estoppel Certificate
15.5  Intentionally Deleted
15.6  Brokerage
15.7  Rules and Regulations
15.8  Invalidity of Particular Provisions
15.9  Provisions Binding, Etc.
15.10 Recording
15.11 Notice
15.12 When Lease Becomes Binding: Entire Agreement: Modification
15.13 Paragraph Headings and Interpretation of Sections
15.14 Dispute Resolution
15.15 Financial Statements
15.16 Waiver of Jury Trial
15.17 Time is of the Essence
15.18 Multiple Counterparts
15.19 Governing Law

      EXHIBIT A Location Plan of Premises             A1

      EXHIBIT B Intentionally Omitted

      EXHIBIT C Commencement Date Letter              C1

      EXHIBIT D Operating Expenses                    1

      EXHIBIT E Rules and Regulations of Building     1

      EXHIBIT F Approved Sublease

      EXHIBIT G Consent to Sublease

                                      LEASE

THIS LEASE is dated as of September 30, 2000 between the Landlord and the Tenant named below, and is of space in the Building described below.

                                    ARTICLE 1
                             BASIC DATA: DEFINITIONS

      1.1 Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this
Section:

      Landlord: BCIA New England Holdings LLC, a Delaware limited liability company

      Landlord's Address: c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, MA 02108

      Tenant: Sonus Networks, Inc.

      Tenant's Address: 5 Carlisle Road, Westford, MA 01886

      Guarantor: Not Applicable

      Property: The land parcel(s) located in Littleton, Massachusetts, together with the Building and other improvements thereon, known as and numbered 25 Porter Road, Littleton, MA.

      Building: The building commonly known and numbered as 25 Porter Road, Littleton, MA.

      Building Rentable Area: Agreed to be 66,805 rentable square feet.

      Premises: The portion of the Building shown on the location plan attached hereto as Exhibit A.

      Premises Rentable Area: Agreed to be 33,194 rentable square feet.

      Basic Rent: The Basic Rent is as follows:

             Rental Period            Annual Basic Rent          Monthly Payment
             -------------            -----------------          ---------------
                                         (per annum)

      Commencement Date                  $506,490.50               $42,207.54
      through and including May    (10,613 ft @ $19.00 and
      31, 2003                        22,581 ft @ $13.50
                                          per annum)

      June 1, 2003 through May           $630,686.00               $52,557.17
      31, 2004                       (33,194 ft @ $19.00
                                          per annum)

      Tenant's Proportionate Share: Forty-nine and sixty-nine one hundredths (49.69%) percent (which is based on the ratio of (a) Premises Rentable Area to (b) Building Rentable Area).

      Security Deposit: $50,000.00 to be held and disposed of as provided in
Section 14.8.

      Commencement Date: October 1, 2000

      Term: Commencing on the Commencement Date and expiring at the close of the day on May 31, 2004. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

      Initial General Liability Insurance: $2,000,000.00 per occurrence/$3,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death.

      Permitted Uses: Executive and general offices, light assembly.

      Tenant's Share of Parking Spaces: The number of parking spaces equal to
4.0 spaces for every 1,000 square foot of Premises Rentable Area.

      1.2 Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

      Adequate Assurance: As defined in Section 14.1.

      Adequate Assurance of Future Performance: As defined in Section 14.1.

      Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

      Agent: BCIA Property Management LLC, or such other person or entity from time to time designated by Landlord.

      Alterations: As defined in Section 5.2.

      Bankruptcy Code: As defined in Section 14.1.

      Basic Rent: As defined in Section 1.1.

      Broker: Trammell Crow Company

      Building: As defined in Section 1.1.

      Building Rentable Area: As defined in Section 1.1.

      Business Day: All days except Saturdays, Sundays, and other days when national banks in the Commonwealth of Massachusetts are not open for business.

      Default of Tenant: As defined in Section 14.1.

      Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

      Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2061 et seq., the Federal Clean Water Act, 33 U.S.C. Section 1251, and the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.

      Essential Services: As defined in Section 7.6.

      Event of Bankruptcy: As defined in Section 14.1.

      Force Majeure: Collectively and individually, strikes or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

      Guarantor: As defined in Section 1.1.

      Holder: As defined in Section 13.1.

      Hazardous Materials: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any "oil," "hazardous material," "hazardous waste," "hazardous substance" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in any Environmental Laws.

      Initial General Liability Insurance: As defined in Section 1.1.

      Land: The land that constitutes a portion of the Property.

      Landlord: As defined in Section 1.1.

      Mortgage: As defined in Section 13.1.

      Operating Expenses: As defined in Section 9.1.

      Operating Year: As defined in Section 9.1.

      Permitted Uses: As defined in Section 1.1.

      Premises Rentable Area: As defined in Section 1.1.

      Property: As defined in Section 1.1.

      Recapture Date: As defined in Section 6.4.

      Rules and Regulations: As defined in Section 2.2.

      Security Deposit: As defined in Section 1.1.

      Service Interruption: As defined in Section 7.6.

      Successor: As defined in Section 13.1.

      Taxes: As defined in Section 8.1.

      Tax Year: As defined in Section 8.1.

      Tenant: As defined in Section 1.1.

      Tenant's Address: As defined in Section 1.1.

      Tenant's Proportionate Share: As defined in Section 1.1.

      Tenant's Removable Property: As defined in Section 5.2.

      Term: As defined in Section 1.1.

      Tenant's Share of Parking Spaces: As defined is Section 1.1.

      1.3 Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

            Exhibit A - Location Plan of the Premises
            Exhibit B - Intentionally Omitted
            Exhibit C - Commencement Date Letter
            Exhibit D - Operating Expenses
            Exhibit E - Rules and Regulations
            Exhibit F - Approved Sublease
            Exhibit G - Consent to Sublease

                                    ARTICLE 2
                         PREMISES AND APPURTENANT RIGHTS

      2.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

      2.2 Appurtenant Rights and Reservations.

            (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; and (ii) the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building (the "Common Facilities"); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.7 (the "Rules and Regulations") and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

            (b) Excepted and excluded from the Premises and the Common Facilities are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease.

            (c) Tenant shall also have the right (subject to the Rules and Regulations) to use, on a non-exclusive, unreserved basis, Tenant's Share of Parking Spaces.

            (d) Landlord shall cause Tenant's name to be listed on the building directory in the Building lobby.

                                    ARTICLE 3
                                   BASIC RENT

      3.1 Payment.

            (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in Section 11.1), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid when due on any two occasions during any twelve calendar month period, then, beginning with the third such occasion within such 12 calendar month period and at any time thereafter during the Term of this Lease when a payment of Basic Rent and/or Additional Rent is not paid when due, Tenant shall pay, in addition to any charges under Section 14.4, at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

            (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                    ARTICLE 4
                           COMMENCEMENT AND CONDITION

      4.1 Commencement Date. The "Commencement Date" shall be October 1, 2000.

Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall execute a letter substantially in the form attached hereto as Exhibit C, but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined.

      4.2 Preparation of the Premises: As Is Condition.

            Tenant is presently in occupancy of the Premises as a Sublessee of a third party and the Premises are hereby demised to Tenant in their present "as is, where is" condition with all faults and without representation or warranty by Landlord of any kind, name or nature. In no event shall Landlord be required to make or pay for any work, alterations or improvements in connection with Tenant's use and occupancy of the Premises.

                                    ARTICLE 5
                                 USE OF PREMISES

      5.1 Permitted Use.

            (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's express written consent.

            (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to sign standards for the building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including, without limitation, the Americans With Disabilities Act of 1990 and the regulations of the

      Massachusetts Architectural Access Board (nothing contained in this clause
      (iv) shall be deemed or construed to limit or modify Landlord's obligations pursuant to Section 7.1 hereof); and

                  (v) Tenant shall not abandon the Premises.

      5.2 Installations and Alterations by Tenant.

            (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, "Alterations") in or to the Premises (including any Alterations, other than Landlord's Work, necessary for Tenant's initial occupancy of the Premises) without Landlord' s prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve the Building' s electrical, plumbing or mechanical systems or any other Building systems. Any Alterations shall be in accordance with the Rules and Regulations in effect with respect thereto and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All work shall be (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant's sole cost and expense;
(iii) become part of the Premises and the property of Landlord unless Landlord shall require their removal as provided in this Lease; and (iv) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building. At Landlord's request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations.

      If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant' s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

            (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

            (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

            (d) In the course of any work being performed by Tenant (including, without limitation, the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

      5.3 Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

      5.4 Hazardous Materials.

            (a) Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises. Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion.

            (b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws.

            (c Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's agents, employees, contractors or invitees.

            (d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware.

                                    ARTICLE 6
                            ASSIGNMENT AND SUBLETTING

      6.1 Prohibition.

            (a) Except as otherwise expressly provided in this Lease, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed subject to Landlord's rights pursuant to Section 6.4 hereof and all other applicable provisions of this Article 6. Without limiting the foregoing, any agreement pursuant to which:
(x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article 6. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

            (b) The provisions of paragraph (a) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event:

                  (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer,

                  (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and

                  (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

      6.2 Acceptance of Rent. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord's consent is required under paragraph
(a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular assignment, subletting or occupancy if the assignment or sublease does not provide that the assignee, subtenant or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

      6.3 Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent 50% of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or subletting, exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

      6.4 Landlord's Recapture Right. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed assignment of this Lease or proposed sublease of all or a portion of the Premises, Landlord shall have the right (the "Recapture Right") to be exercised in writing (a "Recapture Notice") within thirty (30) days after written notice from Tenant seeking Landlord's consent to assign this Lease or sublease all or any portion of the Premises (a "Consent Request"), to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease).

      In any case where Landlord shall give Tenant a Recapture Notice, Tenant shall have the right, exercisable by Tenant by written notice to Landlord (a "Revocation Notice") within five (5) Business Days after Tenant's receipt of the Recapture Notice to rescind and revoke Tenant's Consent Request with respect to the applicable transaction. In the event Tenant shall give Landlord a Revocation Notice within the time and manner hereinabove set forth, time being of the essence, Tenant shall be deemed to have rescinded and revoked its Consent Request and Landlord's exercise of the Recapture Right with respect to the proposed transaction shall be deemed cancelled and Tenant shall not enter into nor effect the proposed assignment or subletting.

      In the case of a proposed assignment where Landlord shall give Tenant a Recapture Notice and Tenant shall not give Landlord a Revocation Notice within the time and manner provided hereunder, time being of the essence, this Lease shall terminate as of the date (the "Recapture Date") which is the later of (a) sixty (60) days after the date of Landlord' s election, and (b) the proposed effective date of such assignment or sublease, as if such date were the last day of the Term of this Lease. If Landlord gives Tenant a Recapture Notice exercising Landlord's rights under this Section in connection with a proposed sublease and Tenant shall not give Landlord a Revocation Notice within the time and manner herein provided, time being of the essence, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Additional Rent and, provided that no Default of Tenant shall then exist and be continuing, the amount of the Security Deposit shall each be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date (or, in the case of a proposed subletting of the entire Premises, this Lease shall expire on the Recapture Date as if such date were the last date of the Term of this Lease). In the event Landlord gives Tenant a Recapture Notice exercising Landlord's Recapture Right with respect to only a portion of the Premises, Tenant shall be responsible for all costs and expenses sustained by Landlord in connection with separately demising the space which is the subject of the Recapture Right from the then remaining balance of the Premises (including, without limitation, demising walls, means of access, utility services and HVAC separation).

      6.5 Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of
Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Landlord may condition its consent to any partial subletting upon a condition that the portion of the space so sublet shall be in compliance with applicable statutes, building laws, ordinances and codes. In the event that Landlord consents to any sublease under the provisions of this Article, the sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

       6.6 Initial Permitted Subletting Subject to the conditions and limitations hereafter set forth and all other applicable provisions of this Lease (including, without limitation, Section 6.3 hereof but excluding Section
6.4 hereof), Landlord hereby consents to Tenant subletting approximately 3,000 rentable square feet of the Premises (the "X-Rite Space") to X-Rite Corporation ("X-Rite") provided that (i) Tenant and X-Rite enter into and deliver a Sublease Agreement for the X-Rite Space in the form attached to this Lease as Exhibit F and (ii) Tenant, X-Rite and Landlord enter into a Consent to Sublease in Landlord's usual form as attached as Exhibit G to this Lease. In no event shall Tenant be relieved from any of its obligations under this Lease as the result of Landlord's consent to the subletting to X-Rite as contemplated in this Section 6.6

                                    ARTICLE 7
                    RESPONSIBILITY FOR REPAIRS AND CONDITION
                OF PREMISES. SERVICES TO BE FURNISHED BY LANDLORD

      7.1 Landlord Repairs.

            (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord and which serve all tenants of the Building generally, but specifically excluding any such systems or components thereof within and which serve the Premises exclusively, other than components of the Building fire suppression and/or heating, ventillation and air conditioning system, any existing independent supplemental heating, ventilation or air conditioning equipment or systems not tied to the main Building heating ventillation and air conditioning system or any such systems that are installed by or at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that

Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its employees, agents, invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

      In the event that a court or other governmental authority having jurisdiction over the Property shall issue a final non-appealable order or judgment requiring that alterations or modifications be made to the structure of the Building and/or to any interior or exterior common area of the Building and/or to any Building system or component of the Building (such as by way of example, the Building's fire suppression system) which serves all tenants of the Building generally (as opposed to serving the Premises exclusively) and such alterations or modifications are required in order to bring such system or component of the Building into compliance with applicable laws, codes, statutes or ordinances, Landlord shall cause such alteration or improvement to be made unless the requirement for the making of such alterations or improvements results or arises from (i) any alteration or improvement made by or on behalf of the Tenant or (ii) Tenant's particular use of the Premises for other than general office purposes or (iii) the acts or omissions of Tenant and/or Tenant's agents, servants, employees or contractors. All costs and expenses sustained by Landlord in performing any such alterations, modifications, work or repairs pursuant to this Section 7.1 shall be included in Operating Expenses.

            (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

      7.2 Tenant Repairs.

            (a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Except for those matters which are the Landlord's obligations pursuant to
Section 7.1(a) hereof, Tenant shall comply with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises, and shall, at Tenant's expense, obtain all permits, licenses and the like required thereby. Subject to Section 10.4 regarding waiver of subrogation and except and to the extent actually covered by insurance proceeds, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom).

            (b) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days' prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason of Landlord's making such repairs.

      7.3 Floor Load - Heavy Machinery.

            (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

            (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

      7.4 Utility Services.

            (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation and an electrical load not exceeding 3.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building upon demand as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent.

            (b) Tenant shall be responsible for the payment of all utilities used and consumed in the Premises. Tenant shall pay for all separately metered utilities used and consumed in the Premises directly to the provider thereof. Landlord shall charge Tenant, Tenant's Proportionate Share of the electricity and natural gas used in connection with the HVAC system for the Building. Electricity for lights and plugs in the Premises shall be charged back to Tenant by Landlord based on the Tenant's use and consumption thereof. From time to time, but not more than once per calendar month, Landlord shall invoice Tenant for electricity used and consumed in the Premises as measured by the applicable method described above. Tenant shall pay Landlord such amounts as Additional Rent hereunder within thirty (30) days after receipt of each such invoice. The obligation to pay for electricity used and consumed in the Premises during the last month of the Term hereof shall survive expiration of the Term.

Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building' s electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts.

            (c) From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant' s electric usage, the result of which survey shall be conclusively binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (b), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as Additional Rent.

      7.5 Other Services.

            Landlord shall also provide:

            (a) Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

            (b) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant' s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

            (c) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building (the "Cleaning Services"). Landlord shall provide (or shall engage a cleaning company selected by Landlord to provide) such Cleaning Services and Tenant shall directly pay Landlord the actual cost to Landlord for providing or causing such Cleaning Services to be provided to Tenant as Additional Rent under this Lese from time to time within thirty (30) days after written demand therefor,.

            (d) Access to the Premises at all times, subject to security precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

      7.6 Interruption of Service.

            (a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as set forth in paragraph (b) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as set forth in paragraph (b) below, failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

            (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than fifteen (15) Business Days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent and Additional Rent on account of Operating Expenses and Taxes for each day during which such Service Interruption continues after such fifteen
(15) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Additional Rent on account of Operating Expenses and Taxes shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph (b) shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent and Additional Rent on account of Operating Expenses and Taxes under this paragraph shall apply only with respect to Basic Rent and Additional Rent on account of Operating Expenses and Taxes allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

                                    ARTICLE 8
                                REAL ESTATE TAXES

      8.1 Payments on Account of Real Estate Taxes.

            (a) "Tax Year" shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term, and "Taxes" shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, provided Landlord prevails in such abatement proceeding; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "Taxes" for the purposes of this Article.

            (b) Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) the Taxes for each Tax Year (or portion thereof falling within the Term), multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires.

            (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord as Additional Rent within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

      8.2 Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord's reasonable expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant's Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1.

                                    ARTICLE 9
                         OPERATING AND UTILITY EXPENSES

       9.1 Definitions. "Operating Year" shall mean each calendar year all or any part of which falls within the Term, and "Operating Expenses" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, all as set forth in Exhibit D attached hereto, provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

      9.2 Tenant's Payment of Operating Expenses.

            (a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) Operating Expenses for each Operating Year (or portion thereof falling within the Term) multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

            (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant' s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord as Additional Rent within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

                                   ARTICLE 10
                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

      10.1 Tenant's Indemnity. Except to the extent arising from the negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring outside of the Premises but on or about the Property, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein, and, in any case, occurring after the Commencement Date until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

      10.2 Tenant Insurance. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the requirements set forth herein. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty
(30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial General Liability Insurance specified in
Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request, and a duplicate original or certificates thereof satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord.

      10.3 Tenant's Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Notwithstanding the foregoing,

Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant's business. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any Alterations made by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord.

      10.4 Waiver of Subrogation. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

                                   ARTICLE 11
                           FIRE, EMINENT DOMAIN, ETC.

      11.1 Landlord's Right of Termination. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      11.2 Restoration: Tenant's Right of Termination. If the Premises or the Building are damaged by fire or other casualty, and this Lease is not terminated pursuant to Section 12.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the ninety-day period referred to in Section 11.1 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

      11.3 Landlord's Insurance. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

      11.4 Abatement of Rent. If the Premises or the Building are damaged by fire or other casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period during which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant' s use of all or an undamaged portion of the Premises due to such damage, but such abatement or reduction shall end if and when Landlord shall have substantially completed sufficient restoration that Tenant is reasonably able to use the Premises and the Premises are in substantially the condition in which they were prior to such damage (excluding any Alterations made by Tenant pursuant to Section 5.2). If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

      11.5 Condemnation Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE 12
                             HOLDING OVER: SURRENDER

      12.1 Holding Over. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a equal to two (2) times the Basic Rent then in effect plus the Additional Rent herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

      12.2 Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the

Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

                                   ARTICLE 13
                     RIGHTS OF MORTGAGEES: TRANSFER OF TITLE

      13.1 Rights of Mortgagees. This Lease shall be subject and subordinate to the lien and terms of any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a "Mortgage", and the holder thereof from time to time the "Holder") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a "Successor"), at the election of the Holder or Successor, Tenant shall attorn to the or Successor and this Lease shall continue in full force and effect between the Holder or Successor and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Holder or Successor reasonably may request.

      Notwithstanding the foregoing to the contrary, upon the written request of Tenant, Landlord shall request that any present or future Holder enter into an agreement with Tenant in such Holder's usual and customary form of subordination, non-disturbance and attornment agreement and in form and substance reasonably satisfactory to such Holder to the effect that such Holder shall recognize this Lease and Tenant's occupancy of the Premises and agrees to not disturb Tenant's possession of the Premises in the event of a foreclosure of such Holder's mortgage. Upon Tenant's written request, Landlord shall use good faith efforts to obtain such an agreement from each Holder now or hereafter holding a mortgage on the Property but failure of any such Holder to execute and deliver such an agreement with Tenant shall not affect the validity of this Lease nor entitle the Tenant to any claim, rights or causes of action against Landlord of any kind, type or nature.

      13.2 Assignment of Rents and Transfer of Title.

            (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

(b In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

(c Except as provided in paragraph (b)of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

      13.3 Notice to Mortgagee. After receiving written notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder by written notice from Landlord), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

                                   ARTICLE 14
                                DEFAULT: REMEDIES

      14.1 Tenant's Default.

            (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due and such failure shall continue for three (3) Business Days after written notice to Tenant from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty
      (60) days (whether or not consecutive);

                  (vii) If: (x) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default of Tenant after the applicable grace period has expired; and the same or a similar failure shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period); or

                  (viii) The occurrence of any of the events described in paragraphs (a)(iv)-(a)(vi) with respect to any guarantor of all or any portions of Tenant's obligations under this Lease;

then in any such case Landlord may terminate this Lease as hereinafter provided.

            (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C. Section 101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

                  (i) file a motion to assume the Lease with the appropriate court;

                  (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

            (A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within thirty
                  (30) days from the date of the assumption;

            (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

            (C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

            (D) deliver to Landlord a written statement that the conditions herein have been satisfied.

            (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

                  (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above.

            (d) For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Operating Expenses and Taxes;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

            (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

            (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness.

      14.2 Landlord's Remedies.

            (a) Upon the occurrence of a Default of Tenant, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five
(5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided..

            (b) If this Lease shall have been terminated as provided in this Article, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

            (c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent and Additional Rent up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent and Additional Rent payable hereunder as if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all actual and reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if this Lease provides that Tenant was entitled to occupy the Premises for any period of time without paying Basic Rent, the amount of Basic Rent that Tenant would have paid for any such period. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

            (d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord' s election Tenant shall pay to Landlord an amount (discounted to present value using a discount factor reasonably determined by Landlord in its sole but reasonable judgment) equal to the excess, if any, of the Basic Rent and Additional Rent which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

            (e) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      14.3 Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

      14.4 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston or its successor(but in no event less than 18% per annum), as Additional Rent. Any payment of Basic Rent and Additional Rent payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston or its successor (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

      14.5 Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

      14.6 Attorneys' Fees. Reasonable attorneys' fees and expenses incurred by or on behalf of Landlord in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

      14.7 Waiver.

            (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant' s consent or approval to or of any subsequent similar act by the other.

            (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof.

The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      14.8 Security Deposit. If a security deposit is specified in Section 1.1 hereof, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord' s damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time, provided that there is then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant). While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord' s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

      14.9 Landlord's Default. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

      15.1 Rights of Access. Landlord and Agent shall have the right upon reasonable advance notice to Tenant (except in the case of emergency when no advance notice shall be required) to enter the Premises at all reasonable hours for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord and Agent also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. In exercising is rights pursuant to this
Section 15.1, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

      15.2 Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant' s part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

      15.3 Landlord's Liability.

            (a) Tenant agrees to look solely to Landlord's equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

            (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

            (c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

            (d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom; provided, however, that Landlord will use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

      15.4 Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

      15.5 Relocation. Intentionally Deleted.

      15.6 Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker which shall be paid by Landlord pursuant to its direct agreements with Broker).

      15.7 Rules and Regulations. Tenant shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit E.

      15.8 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      15.9 Provisions Binding. Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

      15.10 Recording, Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in recordable form and complying with applicable law. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord' s request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

      15.11 Notice. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

      (a) if to Landlord, at Landlord s Address, to the attention of Karl W. Weller

      (b) if to Tenant, at Tenant's Address.

      Receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

      15.12 When Lease Becomes Binding: Entire Agreement: Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

      15.13 Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

      15.14 Dispute Resolution. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and Additional Rent the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

      15.15 Financial Statements. Tenant shall, without charge therefor, at any time, within ten (1 0) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding subleases or assignments must be accompanied by the most recent financial statement of Tenant's prospective subtenant or prospective assignee. The provisions of this Section 15.15 shall not apply during such periods as Tenant's stock is publicly traded on a nationally recognized public stock exchange and such information is otherwise readily available through governmental filings which are available to Landlord.

      15.16 Waiver of Jury Trial. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant' s use or occupancy of the Premises.

      15.17 Time Is of the Essence. Time is of the essence of each provision of this Lease.

      15.18 Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      15.19 Governing Law. This Lease shall be governed by the laws of the state in which the Property is located.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

                      LANDLORD:

                      BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                            By:   BCIA NEW ENGLAND HOLDINGS MASTER
                                  LLC, a Delaware limited liability company, its Manager

                                  By:   BCIA NEW ENGLAND HOLDINGS
                                        MANAGER LLC, a Delaware limited
                                        liability company, its Manager

                                        By:   BCIA NEW ENGLAND
                                              HOLDINGS MANAGER CORP., a
                                              Delaware corporation, its Manager


                            By:   /s/ Karl W. Weller
                                  -------------------------------
                                  Name:       KARL W. WELLER
                                  Title: EXECUTIVE VICE PRESIDENT


                      TENANT:

                      SONUS NETWORKS, INC

                            By:     /s/ S.J. Nill
                                    -----------------------------
                            Name:   S.J. Nill
                                    -----------------------------
                            Title:  VP & CFO
                                    -----------------------------


BCIA15

                                    EXHIBIT A
                           Location Plan of Premises

                                    EXHIBIT A
                                 SONUS PREMISES

                                [GRAPHIC OMITTED]

                                    EXHIBIT B
                              Site Plan of Building

                                    EXHIBIT C
                            Commencement Date Letter

[Name of Contact
[Name of Tenant]
[Address of Tenant]

      RE:   [Name of Tenant]
            [Premises Rentable Area and Floor]

Dear [Name of Contact]:

      Reference is made to that certain Lease, dated as of ______________, 2000, between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the _______floor of the above-referenced building. In accordance with Section
4.1 of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on ____________, and that the Term of the Lease shall expire on _______________

      If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.


                                   Very truly yours,

                                   [Landlord]


                                   By:    __________________________________
                                          Name: ____________________________
                                          Title ____________________________


Accepted and Agreed:

[Tenant]


By:
      Name:  ________________________
      Title: ________________________
      Date:  ________________________

                                    EXHIBIT D
                               Operating Expenses

Operating Expenses shall include the following, without limitation:

      All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

      The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

      The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

      Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Greater Boston area for similar properties, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing or enforcing leases and for matters not related to the normal administration and operation of the Property.

      Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

      If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

      Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

      Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

      Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Operating Expenses shall not include:

      1.    Taxes;

      2. Cost of leasing space to other tenants or occupants including brokers commissions, attorneys fees, advertising expenses, improvements costs or other rental concessions;

      3.    Depreciation on the Building;

      4.    Ground lease rentals or debt service on any Mortgage;

      5. Interest or amortization of debt except as otherwise expressly provided above in connection with capital expenditures or capital repairs;

      6. Fines and penalties resulting from the acts or omissions of Landlord or other tenants or occupants of the Building;

      7. Expenses for which and to the extent Landlord is actually reimbursed by net insurance proceeds; and

      8. Expenses paid directly by or separately billed to individual tenants.

                                    EXHIBIT E

                        Rules and Regulation of Building

The following regulations are generally applicable:

If the Building is occupied by more than one tenant, the public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

If the Building is occupied by more than one tenant, no awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains. blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord, which approval shall not be unreasonably withheld or delayed but may be conditioned upon a requirement that Tenant remove same (and repair any damage) upon expiration or earlier termination of the term of this Lease.

No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons to whom it allows access and shall be liable to the Landlord for all wrongful acts of such persons.

The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

No vehicles or animals of any kind shall be brought into or kept in or about the Premises. No bicycles may be brought into any portion of the Building or property other than the Premises

If the Building is occupied by more than one tenant, no tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof ,are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the
      Lease:

                            Attachment I to Exhibit E

                  Rules and Regulations for Tenant Alterations

      1. General

      1. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord, which approval of contractors or mechanics shall not be unreasonably withheld or delayed.

      2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

      3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

      4. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

      5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Agent with at least 24 hours' notice prior to proceeding with such work.

      6. All inquiries, submissions, approvals and all other matters shall be processed through Agent.

      7. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

      2. Prior to Commencement of Work

      1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

            (1) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

            (2) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

            (3)   A properly executed building permit application form.

            (4) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

            (5) Contractor's and subcontractor's insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

      2. Landlord will return the following to Tenant:

            (1) Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

            (2)   Two fully executed copies of the Insurance Requirements
                  Agreement.

      3. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

      4. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

      3. Requirements and Procedures

      1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

      2. All mechanical (HVAC, plumbing and sprinkler), electrical and voice and data telecommunication system installation and requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work and voice and data telecommunications system installation and requirements shall be performed by contractors who are first approved by Landlord, which approval shall not be unreasonably withheld or delayed. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

      3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

      4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

      5. Tenant's contractor shall:

            (1)   have a superintendent or foreman on the Premises at all times;

            (2) police the job at all times, continually keeping the Premises orderly;

            (3 maintain cleanliness and protection of all areas, including elevators and lobbies.

            (4) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

            (5) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

            (6)   avoid the disturbance of other tenants.

      6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

      7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

      8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

      9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

      10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

      11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D. Standards for Plans and Specifications.

      Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

      12. Floor plan indicating location of partitions and doors (details required of partition and door types).

      13. Location of standard electrical convenience outlets and telephone outlets.

      14. Location and details of special electrical outlets; e.g., photocopiers, etc.

      15. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

      16. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

      17. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

      18. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

      19. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

      20. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

      21. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files,

      22. Location and weights of storage files.

      23. Location of any special soundproofing requirements.

      24. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

      25. All structural, mechanical, plumbing and electrical drawings necessary to complete the Premises in accordance with Tenant's Plans.

      26. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

      27. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

                           Attachment II to Exhibit E

                       Contractor's Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant named above (hereinafter called "Tenant") of the Building named above (or by Tenant's contractor) to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

      28. Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor or Tenant except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

      29. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

            (1) Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

            (2) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

                        Personal Injury:

                        $1,000,000 per person $3,000,000 per occurrence

                        Property Damage:
                        $1,000,000 per occurrence $3,000,000 aggregate

            (3) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
Work) for not less than the following limits:

                        Bodily Injury:
                        $1,000,000 per person
                        $1,000,000 per occurrence

                        Property Damage:
                        $1,000,000 per occurrence

      Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

      30. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

            (1) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

            (2) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

      Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.


      Agreed to and executed this day of __________ , 2000

                                       Contractor:


                                       By: _________________________________


                                       By: _________________________________


                                       By: _________________________________

EXHIBIT F                                                                 X-RITE

                              AGREEMENT OF SUBLEASE

      THIS AGREEMENT OF SUBLEASE is made as of the 30th day of September, 2000, by and between Sonus Networks, Inc. ("Landlord"), having an office at 5 Carlisle Road, Westford, MA 01886 and X-Rite Incorporated ("Tenant"), a Michigan corporation, having an office at 25 Porter Road, Littleton, MA 01460.

                                     WITNESS

      WHEREAS, by Lease dated as of September 30, 2000 (hereinafter the "Prime Lease") by and between BCIA New England Holdings, LLC ("Prime Landlord") and Landlord, Prime Landlord has leased to Landlord certain premises (the "Prime Premises") which is located within the building known by the street address of 25 Porter Road, Littleton, MA 01460 (the "Building"), which Prime Premises are more particularly described in the Prime Lease and include 33,194 rentable square feet on the second floor (2nd) floor of the Building as indicated by crosshatching on the floor plan attached to the Prime Lease as Exhibit A (a copy of such Prime Lease is attached hereto as Exhibit A and made a part hereof);

      WHEREAS, Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord that portion of the Prime Premises comprised of approximately 3,000 rentable square feet and marked on Exhibit B to this Sublease as the "Premises" (the "Premises"), and Landlord is willing to sublease the Premises on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

      1. Subleasing of Premises. Subject to the written consent of the Prime Landlord, Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord the Premises, upon and subject to all of the terms, covenants, recitals and conditions hereinafter set forth.

      2. Term The term (the "Term") of this Sublease shall commence on October 1, 2000 (the "Commencement Date"), with said Term to expire at midnight on December 31, 2002, (the "Expiration Date"), unless sooner terminated as hereinafter provided.

      3. Base Rent. During the Term, Tenant shall pay to Landlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed rent (the "Base Rent") in the amount of $28,500.00 per annum ($9.50 per rentable square foot per annum) payable in equal monthly installments of $2,375.00. All such monthly installments shall be paid in advance, on the first (1st) day of each month during the Term, at the address of Landlord set forth above, or such other place as Landlord may designate, without any setoff or deduction of any kind whatsoever.

      4. Additional Rent.

            (a) Beginning on the Commencement Date, Tenant shall pay, as Additional Rent, without notice or demand, Tenant's Proportionate Share (as hereafter defined) of Taxes and Operating Expenses (as such terms are defined in the Prime Lease) in accordance with Article 8 and Article 9 of the Prime Lease. As used in this Sublease, the term "Tenant's Proportionate Share" shall mean 4.49%. Base Rent and Additional Rent and any other sums due hereunder by Tenant not paid by the due date shall bear interest and be subject to late payment and/or administrative fees, all in accordance with the provisions of Article 3 and Section 14.4 of the Prime Lease. All payments shall be made to Landlord at its address set forth above, or at such other address or addresses as Landlord may from time to time designate by written notice to Tenant.

            Tenant shall also pay, as Additional Rent, the cost of all utilities furnished to Tenant on the Premises, including, but not limited to, electricity, gas, oil, water and sewer. Tenant agrees to pay any and all such charges for the Premises to Landlord in the event any such utilities are not separately metered to Tenant or directly to the utility company if such utilities are separately metered. Electricity usage within the Premises may, at Landlord's option, be measured by the use of a check-meter, and Tenant shall pay to Landlord monthly the amount invoiced by Landlord for electricity used in the Premises as indicated by such check-meter, at the rate then being charged by the local electrical utility company or by Prime Landlord. If any of such utilities are not separately metered, Tenant shall pay its proportionate share of such utilities for the Prime Premises based upon its relative square footage to that of Landlord.

            (b) Tenant's obligation to pay Additional Rent hereunder shall be on account of the period from and after the Commencement Date and shall survive the Expiration Date or sooner termination of the Term.

            (c) All amounts payable by Tenant to Landlord pursuant to this Sublease, including, without limitation, Base Rent and Additional Rent, shall be deemed and constitute rent and, in the event of any non-payment thereof, Landlord shall have all of the rights and remedies provided herein, in the Prime Lease or in law or at equity for non-payment of rent.

            (d) Tenant agrees to pay to Landlord Tenant's Proportionate Share of any real estate taxes attributable to leasehold improvements within the Premises which are payable by Landlord under the Prime Lease.

      5. Care, Surrender and Restoration of the Premises.

            (a) Without limiting any other provision of this Sublease or the Prime Lease, Tenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Premises, the Building and Tenant's use or manner of use thereof, which are imposed on Landlord, as tenant under the Prime Lease, in connection with the Premises and the Building, including without limitation the Rules and Regulations which are attached to the Prime Lease as Exhibit E.

            (b) At the expiration or other termination of the Term, Tenant shall surrender the Premises and all alterations and additions thereto (including any fixtures, panelling, railings and like installation installed at the Premises at any time by Tenant, by Prime Landlord or by Landlord) in good order, repair and condition, ordinary wear and tear and damage by casualty only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant, all alterations and additions made by or on behalf of Tenant. Tenant shall repair any damage caused by such removal and restore the Premises and leave them clean and neat in compliance with the requirements of
Section 5 of this Sublease and Section 12.2 of the Prime Lease. All property permitted or required to be removed by Tenant upon the Expiration Date or sooner termination of the Term remaining in the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord, at Tenant's expense. Any such reasonable expenses shall be paid by Tenant to Landlord upon demand therefor and shall be deemed Additional Rent, collectible by Landlord in the same manner and with the same remedies as though said sums were Base Rent reserved hereunder.

            (c) Upon the Expiration Date or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and Tenant shall remove all of its property. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. Tenant shall observe and perform the covenants herein stated and Tenant's obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

      6. Use. Tenant shall use and occupy the Premises for the purposes permitted under Section 5.1 of the Prime Lease including light assembly and for no other purpose.

      7. Subordination to and Incorporation of Terms of Prime Lease.

            (a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Landlord and Tenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and as if the Premises being sublet hereby were the Prime Premises demised under the Prime Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease.

In particular, it is intended that Tenant shall not be subject to duplicate monetary obligations to Landlord and Prime Landlord. Except as otherwise expressly provided in this Sublease, to the extent that Tenant is required by this Sublease to make monetary payments to Landlord (such as for rent, additional rent or upon default) Tenant shall not be obligated to the Prime Landlord for any such monetary obligations nor to Landlord for its monetary obligations to the Prime Landlord. Landlord and Tenant acknowledge and agree that Tenant has reviewed and is familiar with the Prime Lease and Landlord hereby represents that the copy delivered to Tenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of such Prime Lease.

            (b) In the event of Prime Lease Termination (as hereinafter defined) prior to December 31, 2002 and provided that the Sublease has not theretofore been terminated, Prime Landlord shall recognize Tenant as Prime Landlord's direct Tenant pursuant to the terms and provisions of the Sublease for the then remainder of the Term of the Sublease (through December 31, 2002) and Tenant hereby agrees to attorn to Prime Landlord and perform Tenant's obligations under this Sublease with respect to the Subleased Premises (and only as to the Subleased Premises) to and for the benefit of Prime Landlord as if Prime Landlord were the "Landlord" under this Sublease as a direct Lease between Prime Landlord and Tenant. Such arrangement between Prime Landlord and Tenant shall entitle the Tenant to occupy the Subleased Premises under the terms and provisions of this Sublease after Prime Lease Termination for the then remainder of the Term of the Sublease (through December 31, 2002) but shall not relieve Landlord from any liability to Prime Landlord under the Prime Lease. Tenant hereby agrees to execute and deliver at any time and from time to time, upon request of Prime Landlord, any instruments which may be necessary or appropriate to evidence such assumption and Tenant hereby irrevocably appoints Prime Landlord as its attorney in fact, coupled with an interest to execute on behalf of Tenant any documents or instruments necessary to evidence such assumption. Prime Landlord shall not (i) be liable to Tenant for any act, omission or breach of the Sublease by Landlord, (ii) be subject to any offsets or defenses which Tenant might have against Landlord, (iii) be bound by any rent or additional rent which Tenant might have paid in advance to Landlord, (iv) be bound to honor any rights of Tenant in any security deposit or advance rent made with or paid to Landlord by Tenant except to the extent Landlord has specifically assigned and turned over such security deposits and advance rent to Prime Landlord and Prime Landlord shall actually have the same in its possession and control.

      Landlord and Tenant hereby agree that in the event of Prime Lease Termination, Landlord shall immediately pay or transfer to Prime Landlord any security deposits, rent or other sums then held by Landlord in connection with the subleasing of the Subleased Premises and, notwithstanding anything contained herein to the contrary, this shall satisfy Landlord's obligations to Tenant under this Sublease with respect to any such sums paid over or transferred to Prime Landlord. Such security deposit may be applied by Prime Landlord pursuant to the terms of the Sublease in the event of any holding over or other default by the Tenant after Prime Lease Termination. Tenant hereby agrees that under no circumstances whatsoever shall Prime Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Tenant to Landlord unless and until and to the extent that Prime Landlord has actually received such sums from Landlord and has acknowledged their source, and Tenant shall have no claim to any security or other deposit made by Landlord under the Prime Lease.

      "Prime Lease Termination" means the termination or cancellation of the Prime Lease prior to December 31, 2002 due to: (1) a default beyond expiration of applicable notice and/or cure periods by Landlord under the Prime Lease or any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Prime Lease is subject; and (3) the termination of Landlord's leasehold estate by dispossession proceedings. Provided, however, that notwithstanding the foregoing to the contrary, termination of the Prime Lease in accordance with its terms prior to December 31, 2002 as the result of a fire, casualty, the exercise of the power of eminent domain or actions taken in lieu thereof or pursuant thereto or any other reason or cause not enumerated in (1), (2), o (3) above shall not be deemed a "Prime Lease Termination" for purposes of this paragraph 7.

       In addition, in the event Landlord is in default under any of the terms and provisions of the Prime Lease beyond expiration of applicable notice and/or cure periods, Prime Landlord may elect to receive directly from Tenant all sums due or payable to Landlord by Tenant pursuant to the Sublease, and upon receipt of Prime Landlord's notice, Tenant shall thereafter pay to Prime Landlord any and all sums becoming due or payable under this Sublease and Landlord shall receive from Prime Landlord a credit for such sums actually received by Prime Landlord against any and all payments then owing from Landlord under the Prime Lease. Neither the mere service of such written notice nor the receipt of such direct payments shall cause Prime Landlord to assume any of Landlord's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Prime Landlord the duty or obligation to honor this Sublease, nor subsequently to accept any purported attornment by Tenant except and to the extent of the occurrence of a Prime Lease Termination as aforesaid. Prime Landlord shall credit payments actually received pursuant to this conditional assignment to Landlord's obligations under the Prime Lease. Without limitation of the foregoing, acceptance of rent or other payments from Landlord and/or Tenant by Prime Landlord shall not: (i) constitute a waiver of any default or breach of the Prime Lease or (ii) cause nor result in a reinstatement of the Prime Lease after Prime Lease Termination or (iii) be deemed or construed to mean that Prime Landlord has accepted the Tenant as its "Tenant" under the Prime Lease or (iv) be deemed to mean that Tenant is entitled to any rights under the Sublease (except in the case of a Prime Lease Termination as provided above) or the Prime Lease.

      8 Tenant's Obligations. Except as otherwise specifically provided herein, during the term of this Sublease all acts to be performed and all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements to be observed by and inuring to the benefit of, Landlord, as tenant under the Prime Lease of the Premises and arising from and after the Commencement Date, shall be performed, and observed by, and shall inure to the benefit of, Tenant, and Tenant's obligations shall run to Landlord or the Prime Landlord as Landlord may determine to be appropriate or required by the respective interests of Landlord and Prime Landlord. Tenant shall indemnify Landlord and Prime Landlord against, and hold Landlord and Prime Landlord harmless from and against, all costs, damages, claims, liabilities, liens and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, court costs and other expenses of litigation or arbitration) paid, suffered, incurred by or claimed against Landlord and/or Prime Landlord as a result of the nonperformance or nonobservance by Tenant, Tenant's agents, contractors, employees, invitees or licensees of any such terms, provisions, covenants, stipulations, conditions, obligations and agreements contained in the Prime Lease. In furtherance of the foregoing, Tenant shall not (i) do or permit to be done anything prohibited to Landlord, as tenant under the Prime Lease, or
(ii) take any action or do or permit anything which would result in any additional cost or other liability to Landlord and/or Prime Landlord under the Prime Lease and/or this Sublease. In the event of any inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions on, Tenant, shall be resolved in favor of that obligation which is more onerous to Tenant or that restriction which is more restrictive of Tenant, as the case may be, or (ii) if it relates to the rights of, or benefits to be conferred upon, Tenant, shall be resolved in favor of this Sublease.

      9. Landlord's Obligations. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Landlord shall have no responsibility to Tenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease (including, without limitation, those set forth in Sections 7.1, 7.4 and Section 7.5). If Prime Landlord shall default in the of any of its obligations under the Prime Lease, or if Tenant wishes to file a protest or to dispute any matter or thing, Landlord has the right to protest or dispute as tenant under the Prime Lease, then Tenant shall advise Landlord of such protest or dispute (together with all material facts and circumstances pertaining thereto) and Landlord shall make demand on Prime Landlord and shall employ reasonable efforts to cause Prime Landlord to cure such default or resolve such dispute. Except as may result from a default of Landlord from its obligations specified in the preceding sentence, Tenant shall not make any claim against Landlord and/or Prime Landlord for any damage which may arise, nor shall Tenant's obligations hereunder be impaired or abated by reason of (i) the failure of Prime Landlord to keep, observe or perform its obligations pursuant to the Prime Lease, or (ii) the acts or omissions of Prime Landlord and each of its agents, contractors, servants, employees, invitees or licensees.

      10 Covenants with respect to the Prime Lease. Tenant covenants and agrees that Tenant shall not do anything that would constitute a default under the Prime Lease or omit to do anything that Tenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

      11. Broker. Tenant represents and warrants to Landlord and Prime Landlord that Tenant has not dealt with any broker in connection with this Sublease. Tenant shall indemnify Landlord and Prime Landlord against, and hold Landlord and Prime Landlord harmless from, any claim of, or liability to, any broker or any other party with whom Tenant shall have dealt in connection with this transaction and Sublease.

      12. Indemnification.

            12.1 Reciprocal Indemnification of Landlord and Tenant.

                  (a) Tenant shall indemnify, defend with competent and experienced counsel and hold harmless Landlord, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Tenant, its agents, employees, representatives or contractors.

                  (b) Landlord shall indemnify, defend with competent and experienced counsel and hold harmless Tenant, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors.

                  (c) The party seeking indemnification under this Section (the "Indemnified party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

                  (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Prime Landlord shall be deemed to constitute direct damages of such party.

            12.2 Indemnification by Tenant of Prime Landlord. Without limitation of and in addition to any obligation of Tenant under this Sublease, Tenant agrees to defend, save harmless and indemnify Prime Landlord to the same extent as Landlord is required to do so under the provisions of Section 10.1 of the Prime Lease.

            12.3 Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Sublease.

      13. Quiet Enjoyment. Subject to the terms and conditions hereof and as long as Tenant pays all of the Base Rent and Additional Rent due hereunder and otherwise performs and observes all of the obligations, terms and conditions contained herein and in the Prime Lease as herein incorporated, Tenant shall peaceably and quietly have, hold and enjoy the Premises.

      14. Termination of Prime Lease. Except as otherwise expressly set forth in paragraph 7 hereof and paragraph 3 of the Consent to Sublease by and between Prime Landlord, Landlord and Tenant, if for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and Landlord shall not be liable to Tenant by reason thereof unless such termination is due solely to an event of default on behalf of Landlord. Notwithstanding the foregoing, if the termination of the Prime Lease does not result in the termination of this Sublease or otherwise does not result in the loss of possession of the Premises by Tenant, Landlord shall not be liable to Tenant hereunder for damages or otherwise, and Landlord's obligation to Tenant shall be limited to returning to Tenant a portion of any rent paid in advance by Tenant, if any, prorated as of the date of such termination.

      15. Modification of Prime Lease. For the purposes hereof, the terms of the Prime Lease are subject to the following modifications:

            (a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Tenant shall be required to obtain the approval or consent of both Prime Landlord and Landlord. In all provisions of the Prime Lease requiring that notice be given to

Prime Landlord, Tenant shall be required to give notice to both the Prime Landlord and Landlord.

      16. Consents. Landlord's refusal to consent to or approve any matter or thing, whenever Landlord's consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter or thing.

      17. Condition of the Premises; Tenant's Changes.

            (a) Tenant represents it has made a thorough examination of the Premises and it is familiar with the condition thereof. Tenant acknowledges that it enters into this Sublease without any representation or warranties by Landlord except as set forth in this Lease, or anyone acting or purporting to act on behalf of Landlord, as to the present or future conditions of the Premises or the appurtenances thereto or any improvements therein or of the Building. It is further agreed that Tenant does and will accept the Premises "as is" in their present condition and Landlord has no obligation to perform any work therein.

            (b) Notwithstanding anything to the contrary contained in the Prime Lease, Tenant shall not make any changes to the Premises whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned-or delayed but subject to prior consent of Prime Landlord in accordance with the Prime Lease.

      18. Assignment and Subletting.

            (a) Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, mortgage or pledge or otherwise transfer or encumber this Sublease, or sublet all or any part of the Premises. The parties acknowledge that Tenant may become a public company during the Term hereof and further acknowledge that the same will not constitute an assignment, transfer or encumbrance of this Sublease. Landlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Landlord's interest in and to the Prime Lease.

            (b) Consent by Landlord to any assignment, transfer or subletting to any party shall not be construed as a waiver or release of Tenant from the terms of any covenant or its primary responsibility under this Sublease, nor shall consent to one assignment, transfer or sublease to any person, partnership, firm or corporation be deemed to be a consent to any subsequent assignment, transfer or subletting to another person, partnership, firm or corporation.

      19. Insurance.

            (a) Tenant agrees to maintain all insurance coverages specified in
Section 10.2 of the Prime Lease (including without limitation commercial general liability and property damage insurance, casualty insurance and workers' compensation insurance) in accordance with Section 10.2 of the Prime Lease). All such insurance shall be underwritten by a company or companies licensed to do insurance business in the Commonwealth of Massachusetts by the Department of Insurance and in good standing, and shall be written on an "occurrence basis." All such insurance policies shall name Landlord and Prime Landlord as additional insureds thereunder and, in addition, shall name as additional insureds the holders of any Mortgage of the Property of which Tenant is notified in writing, as their respective interests may appear. Tenant shall furnish Landlord receipts evidencing payment of the premiums for such insurance (if requested by Landlord) and shall deposit with Landlord certificates for such insurance no later than the Commencement Date and at least fifteen (15) days before each insurance renewal date thereof, bearing the endorsement that the polices will not be canceled nor will coverages be reduced until after ten (10) days' prior written notice to both Landlord and Prime Landlord of such proposed action. Tenant shall pay all premiums and charges for such insurance, and if Tenant shall fail to obtain such insurance, Landlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Landlord upon Landlord's demand therefor, shall be deemed Additional Rent and shall be collectible by Landlord in the same manner and with the same remedies as though said sums were Additional Rent reserved hereunder.

            (b) Tenant acknowledges that neither Landlord nor Prime Landlord will carry any insurance in favor of Tenant, and that neither Prime Landlord nor Landlord will carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Tenant in or about the Premises.

      20. Waiver of Subrogation.

            (a) Any casualty insurance carried by the Tenant with respect to the Premises, the Building or the Property, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss, provided that such clause or endorsement is obtainable without payment of an additional premium. If such clause or endorsement is obtainable upon payment of an additional premium, notice thereof shall be given to the Landlord and the Landlord may request the Tenant to obtain it and shall reimburse the Tenant for the cost of such additional premium.

            (b) Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent such party's policy permits such waivers of subrogation and then only with respect to sums which are collectible thereunder. Landlord shall be afforded the protection of this provision notwithstanding any right which Tenant may have to self insure.

      21. End of Term. If Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Term hereof, as the same may be extended, the parties agree that no such holding over by Tenant shall operate to extend or renew this Sublease, and that any such holding over shall cause Tenant to become a daily tenant at sufferance and Tenant shall be obligated to pay monthly installment of Base Rent and Additional Rent in an amount equal to two hundred percent (200%) of the sum of the installment of Base Rent and Estimated Additional Rent Payments payable during the last full calendar month of the Lease Term, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Tenant further agrees to pay to Landlord any additional amounts payable by Landlord to Prime Landlord under the Prime Lease by reason of any such holding over by Tenant.

      22. Default.

            (a) In the event that Tenant shall default in the payment of Base Rent, Additional Rent or any other charge payable hereunder within one (1) Business Day after written notice, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease within twenty (20) days after written notice, or, if not curable within said twenty day period, Tenant does not commence to cure said default within said twenty day period and diligently prosecute the same to completion, and provided that there exists no event of default under the Prime Lease, Landlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Prime Landlord under the Prime Lease with respect to defaults by Landlord as tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Tenant shall have all of the obligations of the tenant under the Prime Lease with respect to such default or defaults.

            (b) In the event of a default by Tenant in the performance of any of its non-monetary obligations hereunder, including those under the Prime Lease, Landlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Prime Lease provided, at any time thereafter, give written notice to Tenant that if such default is not cured, or the cure not commenced, within ten (10) days after notice, and if so commenced is not thereafter pursued diligently to completion, Landlord may cure such default for the account of Tenant, and any amount paid or incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees promptly to reimburse Landlord therefor and save Landlord harmless therefrom; provided, however, that Landlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Landlord's interest under the Prime Lease or to prevent injury or damage to persons or property.

      23. Destruction. Fire and other Casualty. If the whole or any part of the Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Landlord or Prime Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate except to the extent Base Rent and Additional Rent for the Premises shall abate under the terms of the Prime Lease.

      24. Notices.

            (a) Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:

                  If to Landlord:   At the Address of Landlord set forth
                                    above in the preamble to this Lease

                  If to Tenant:     At the Premises

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day). Landlord and Tenant each promptly shall deliver to the other copies of all notices, requests, demands or other communications which relate to the Premises or the use or occupancy thereof after receipt of the same from Prime Landlord or others.

            (b) Each party hereunder shall promptly furnish the other with copies of all notices under the Prime Lease or this Sublease with respect to the Premises which such party shall receive from Prime Landlord under the Prime Lease.

      25. Sublease Conditional Upon Certain Consents. Landlord and Tenant each acknowledge and agree that this Sublease is subject to Landlord's obtaining the consent of Prime Landlord in accordance with the terms of the Prime Lease, and that if such consent shall not be obtained within fifteen (15) days of the date hereof, then this Sublease shall be deemed cancelled and terminated and neither of the parties hereto shall have any liability to the other.

      26. Security Deposit. Tenant concurrently with the execution of this Sublease has deposited with Landlord a deposit (the "Security Deposit") in the amount of Sixteen Thousand and No/100ths ($16,000.00) Dollars to be held by Landlord without interest as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord shall not be required to maintain the Security Deposit in a separate account. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. The Security Deposit is not to be used or applied by Tenant as a substitute for rent due any month, but may be so applied by Landlord at any time at Landlord's option. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Landlord applies or retains any part of the Security Deposit, Tenant, upon written demand therefor by Landlord, shall deposit cash with Landlord in such amount so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the balance of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days after the Expiration Date and after the delivery of the entire possession of the Premises to Landlord.

      27. Payment of the First Month's Base Rent. Tenant shall pay to Landlord the first monthly installment of the applicable Base Rent ($2,375.00) upon execution of this Sublease.

      28. Signage. Any signage contemplated by the Tenant shall be subject to and in accordance with the requirements set forth in the Prime Lease. Landlord shall have no obligation or responsibility to remove any signage which exists at the Premises as of the Commencement Date.

      29. Landlord's Representations. Landlord hereby represents and warrants that (i) the Prime Lease is in full force and effect, (ii) the Prime Lease attached hereto as Exhibit A is the complete Prime Lease, the Prime Lease has not been amended or modified; (iii) to the best of Landlord's knowledge, there are no existing setoffs, defenses or counterclaims against the Prime Landlord with respect to the payment of rent reserved under the Prime Lease or any performance of other terms, conditions or covenants of the Prime Lease on the part of the Tenant under the Prime Lease to be performed; and (iv) there exists no defaults or breaches of Prime Landlord's or Landlord's obligations under the Prime Lease nor, to the best of Landlord's knowledge, any event which with the giving of notice or passage of time, or both, would constitute a default under the Prime Lease.

      30. Miscellaneous.

            (a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought and only upon the express written consent of Prime Landlord.

            (b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

            (c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

            (d) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws. Landlord and Tenant agree to submit to jurisdiction in the Commonwealth of Massachusetts with respect to any dispute under or arising out of this Sublease and agree that any such dispute shall be brought either in the courts of the Commonwealth of Massachusetts or in the applicable federal district court located in Massachusetts.

            (e) If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstance other than those as to which it is invalid or unenforceable, shall not be affected-thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

            (f) This Sublease may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same document.

            (g) This Sublease (or any notice hereof) shall not be recorded.

            (h) Landlord and Tenant hereby each waive trail by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

            (i) This Sublease includes and incorporates all Exhibits referred to hereby and attached hereto.


      IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

                                    LANDLORD:
                                    SONUS NETWORKS, INC.


                                    By:    ________________________________
                                    Name:  ________________________________
                                    Title: ________________________________


                                    TENANT:
                                    X-RITE INCORPORATED
                                    By:    ________________________________
                                    Name:  ________________________________
                                    Title: ________________________________


BCIA 15

                                    EXHIBIT A
                                   Prime Lease

Attached hereto

EXHIBIT G                                                                 X-RITE

                               CONSENT TO SUBLEASE

                                    PREAMBLE

      THIS CONSENT TO SUBLEASE ("Consent") dated as of September 30, 2000, is made with reference to that certain Sublease dated September 30, 2000 (the "Sublease") by and between Sonus Networks, Inc. having an address of 5 Carlisle Road, Westford, MA 01886 ("Sublandlord") and X-Rite Incorporated having an original address of 25 Porter Road, Littleton, MA 01460 ("Subtenant"), and is entered into by and among BCIA New England Holdings LLC, having an address do Boston Capital Institutional Advisors LLC, One Boston Place, Suite 21000, Boston, MA 02108 ("Overlandlord"), Sublandlord, and Subtenant, with respect to the following facts:

      A. Overlandlord and Sublandlord are the parties to that certain Lease dated as of September 30, 2000 (the "Overlease") pertaining to certain space (the "Master Premises") in a Building known as and numbered 25 Porter Road, Littleton, Massachusetts (the "Building");

      B. Sublandlord and Subtenant wish to enter into the Sublease pursuant to which Sublandlord will lease to Subtenant a portion of the Master Premises comprised of approximately 3,000 rentable square feet (the "Sublease Premises");

      C. The Overlease provides, inter alia, that Sublandlord may not enter into any sublease without Overlandlord's prior written approval; and

      D. Sublandlord and Subtenant have presented the fully executed Sublease (a true copy of which is attached hereto as Exhibit A) to Overlandlord for Overlandlord's review and approval.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Overlandlord hereby consents to the execution and delivery of the Sublease upon the terms and conditions set forth in the General Conditions of Consent to Sublease ("General Conditions") attached hereto and made an integral part hereof.

            2. Sublandlord and Subtenant hereby acknowledge receipt of the General Conditions and further acknowledge that Overlandlord's consent is subject to such General Conditions, and that in the event of a conflict between this Consent and the General Conditions and the Sublease, this Consent and the General Conditions shall control.

EXECUTED under seal as of the date first written above.

                            OVERLANDLORD:

                            BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                            By:   BCIA NEW ENGLAND HOLDINGS MASTER
                                  LLC, a Delaware limited liability company, its Manager

                                  By:  BCIA NEW ENGLAND HOLDINGS
                                       MANAGER LLC, a Delaware limited
                                       liability company, its Manager

                                       By:   BCIA NEW ENGLAND
                                             HOLDINGS MANAGER CORP., a
                                             Delaware corporation, its Manager

                            By:   ______________________________________________

                            Its:  ______________________________________________


                            SUBLANDLORD:

                            SONUS NETWORKS, INC.

                            By:   ______________________________________________

                            Its:  ______________________________________________


                            SUBTENANT:

                            X-RITE INCORPORATED

                            By:   ______________________________________________

                            Its:  ______________________________________________

                    GENERAL CONDITIONS OF CONSENT TO SUBLEASE

      The following General Conditions are an integral part of and are hereby incorporated into the foregoing Consent to Sublease:

      1. Neither the Overlease, the Sublease nor this Consent shall be deemed, nor are such documents intended to grant to Subtenant, any rights whatsoever against Overlandlord under the Overlease or (except as otherwise expressly provided in paragraph 3 of these General Conditions) under the Sublease or otherwise. Notwithstanding anything contained in the Sublease to the contrary, Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Sublandlord, if, as and to the extent any such remedy may exist. Subtenant acknowledges and agrees that it is not a third party beneficiary under the Overlease and is not entitled to assert any of Sublandlord's rights thereunder against Overlandlord, whether in its own right or on behalf of Sublandlord.

      2. This Consent and the Sublease shall not (i) constitute a consent or approval by Overlandlord of any of the terms, covenants or conditions of the Sublease and (except as otherwise expressly provided in paragraph 3 of these General Conditions), Overlandlord shall not be bound thereby or (ii) release Sublandlord from any existing or future duty, obligation or liability to Overlandlord pursuant to the Overlease (and Sublandlord shall be and remain liable for the full payment, performance and observance of all of the terms, covenants and conditions contained in the Overlease to be paid, performed and observed by the "Tenant" thereunder as if the Sublease and this Consent had never been made), or (iii) change, modify or amend the Overlease in any manner, except insofar as it constitutes Overlandlord's consent to the execution and delivery of the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Sublandlord from any requirement set forth in the Overlease that Sublandlord obtain Overlandlord's prior written approval of any additional subleases, assignments or other dispositions of its interest in the Overlease or the Premises (as defined in the Overlease).

      3. (a) In the event of Overlease Termination (as hereinafter defined) prior to December 31, 2002 and provided that the Sublease has not theretofore been terminated, Overlandlord shall recognize Subtenant as Overlandlord's direct Tenant pursuant to the terms and provisions of the Sublease for the then remainder of the Term of the Sublease (through December 31, 2002) and Tenant hereby agrees to attorn to Overlandlord and perform Subtenant's obligations under the Sublease with respect to the Subleased Premises (and only as to the Subleased Premises) to and for the benefit of Overlandlord as the "Landlord" under the Sublease as a direct Lease between Overlandlord and Subtenant. Such agreement by Subtenant to perform each and every one of its obligations under the Sublease with respect to the Subleased Premises to and for the benefit of Overlandlord as the "Landlord" under the Sublease shall entitle the Subtenant to occupy the Subleased Premises after Overlease Termination for the then remainder of the Term of the Sublease (through December 31, 2002) as if it were leased by Overlandlord directly to Subtenant, but shall not relieve Sublandlord from any liability to Overlandlord under the Overlease. Subtenant agrees to execute and deliver at any time and from time to time, upon request of Overlandlord, any instruments which may be necessary or appropriate to evidence such required assumption and Subtenant hereby irrevocably appoints Overlandlord as its attorney in fact, coupled with an interest to execute on behalf of Subtenant any documents or instruments necessary to evidence such assumption. Overlandlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Sublandlord, (iv) be bound to honor any rights of Subtenant in any security deposit or advance rent made with or paid to Sublandlord by Subtenant except to the extent Sublandlord has specifically assigned and turned over such security deposits and advance rent to Overlandlord and Overlandlord has actually received the same, (v) be bound by any provision of the Sublease except and to the extent hereinabove provided or (vi) be bound to honor any exercise of any Option to Extend or renew the term of the Overlease set forth in the Overlease, which Options to Extend or renew shall be deemed deleted from the Overlease effective as of the date of this Consent.

            Sublandlord and Subtenant hereby agree that in the event of Overlease Termination, Sublandlord shall immediately pay or transfer to Overlandlord any security deposits, rent or other sums then held by Sublandlord in connection with the subleasing of the Subleased Premises and, notwithstanding anything contained in the Sublease to the contrary, this shall satisfy Sublandlord's obligations to Subtenant under this Sublease with respect to any such sums paid over or transferred to Overlandlord. Such security deposit may be applied by Overlandlord pursuant to the terms of the Overlease in the event of any holding over or other default by the Subtenant after an Overlease Termination. Subtenant hereby agrees that under no circumstances whatsoever shall Overlandlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Sublandlord unless and until and to the extent that Overlandlord has actually received such sums from Sublandlord and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Sublandlord under the Overlease.

            (b) "Overlease Termination" means the termination or cancellation of the Overlease prior to December 31, 2002 due to: (1) a default continuing beyond any applicable notice and/or cure periods by Sublandlord under the Overlease or any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Overlease is subject; and (3) the termination of Sublandlord's leasehold estate by dispossession proceedings. Provided, however, that notwithstanding the foregoing to the contrary, termination of the Overlease in accordance with its terms prior to December 31, 2002 as the result of fire, casualty, the exercise of the power of eminent domain or actions taken in lieu thereof or pursuant thereto or any other reason or cause not enumerated in (1), (2), or (3) above shall not be deemed an "Overlease Termination" for purposes of this paragraph 3 of this Consent.

      4. In addition to Overlandlord's rights under Section 3 hereof, in the event Sublandlord is in default under any of the terms and provisions of the Overlease continuing beyond any applicable notice and/or cure periods, Overlandlord may elect to receive directly from Subtenant all sums due or payable to Sublandlord by Subtenant pursuant to the Sublease, and upon receipt of Overlandlord's notice, Subtenant shall thereafter pay to Overlandlord any and all sums becoming due or payable under the Sublease and Sublandlord shall receive from Overlandlord a credit for such sums actually received by Overlandlord against any and all payments then owing from Sublandlord under the Overlease. Except as otherwise expressly provided in paragraph 3 of this Consent with respect to an Overlease Termination, neither the mere service of such written notice nor the receipt of such direct payments shall cause Overlandlord to assume any of Sublandlord's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Overlandlord the duty or obligation to honor the Sublease, nor subsequently to accept any purported attornment by Subtenant except and to the extent of the occurrence of an Overlease Termination as aforesaid. Sublandlord grants Overlandlord a security interest in all such payments due to Sublandlord from Subtenant, which security interest Overlandlord may perfect by filing a UCC-1 (which Sublandlord shall sign within three
            (3) days of Overlandlord's request). Overlandlord shall credit payments actually received pursuant to this conditional assignment to Sublandlord's obligations under the Overlease. Without limitation of the foregoing, acceptance of rent or other payments from Sublandlord and/or Subtenant by Overlandlord shall not: (i) constitute a waiver of any default or breach of the Overlease or
            (ii) cause nor result in a reinstatement of the Overlease after Overlease Termination or (iii) absent the occurrence of an Overlease Termination, be deemed or construed to mean that Overlandlord has accepted the Subtenant as its "Tenant" under the Overlease or (iv) absent the occurrence of an Overlease Termination, be deemed to mean that Subtenant is entitled to any rights under the Sublease or the Overlease.

      5. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Overlease and agrees not to do or omit to do anything which would cause Sublandlord to be in breach of the Overlease. Any such act or omission by Subtenant also shall constitute a breach of the Overlease and this Consent by Sublandlord shall entitle Overlandlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant, who shall be jointly and severally liable to Overlandlord in this regard.

      6. In the event of the commencement of an action at law or in equity by the filing of a complaint or other similar action involving a request for relief from a judicial body between or involving the parties hereto with respect to the Sublease, the Overlease, this Consent or the rights of the parties hereto, hereunder or thereunder, the Sublandlord and Subtenant, jointly and severally, hereby agree to pay the Overlandlord on demand all reasonable costs, expense and attorneys' fees incurred therein by Overlandlord, which amounts may be included as a part of a judgment rendered therein.

      7. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof, and that no amendment, termination, modification or change therein will be binding upon Overlandlord unless Overlandlord shall have given its prior written consent thereto, which consent may be granted or denied by Overlandlord in its sole and absolute discretion.

      8. This Consent shall be binding upon and shall inure to the benefit of the parties' respective successors in interest and assigns, subject at all times, nevertheless, to all agreements and restrictions contained in the Overlease, the Sublease, and herein, with respect to subleasing, assignment or other transfer and the foregoing shall not be deemed to limit or negate Overlandlord's rights to prohibit or condition its consent to a future dispossession of Sublandlord's or Subtenant's interests. The agreements contained herein constitute the entire understanding between parties with respect to the subject matter hereof and supersede all prior agreements.

      9. This Consent shall not be assignable and shall only apply with respect to the Sublease by and between Sublandlord and Subtenant.

      10. The consent by Overlandlord to the use and occupancy of the Subleased Premises by Subtenant shall not be construed as a consent by Overlandlord to the use and occupancy of the Subleased Premises by anyone other than Subtenant or Sublandlord or as a consent to further subletting by Sublandlord or by Subtenant of the Subleased Premises, or any part thereof. Neither the Sublease nor any of the rights, privileges or obligations thereunder shall be assigned, modified, renewed or extended, nor shall the Subleased Premises, or any part thereof, be further sublet or occupied by others (except by Sublandlord, in accordance with and subject to the terms and provisions of the Overlease).

      11. Subject to the provisions of General Condition numbered 3 of this Consent to Sublease, unless previously terminated, on or before the day immediately preceding the date of expiration of the Overlease or upon the date of any earlier termination of the term of the Overlease, the Sublease and its term shall expire, terminate and come to an end and Sublandlord shall cause Subtenant to vacate and surrender the Subleased Premises on or before such date in accordance with the applicable provisions of the Overlease regarding surrender and delivery of the Premises to Overlandlord.

      12. Sublandlord and Subtenant hereby acknowledge and agree that Overlandlord shall not be responsible for any brokers commissions or fees of any kind or nature in connection with the Sublease or the subject matter thereof (except for any commissions or fees due and payable to Trammell

            Crow Company ("TCC"), if any, pursuant to Overlandlord's direct agreements with TCC which shall be paid by Overlandlord pursuant to its direct agreements, if any, with TCC and they each hereby agree to indemnify and hold Overlandlord harmless from and against any such claims including all reasonable attorneys fees sustained or incurred by Overlandlord as a result of any such claim against Overlandlord. Except for Overlandlord's obligation, if any, to pay commissions or fees to TCC pursuant to Landlord's direct agreements with TCC, Sublandlord and Subtenant hereby jointly and severally agree to indemnify and hold Overlandlord harmless from and against any and all claims, costs or damages sustained or incurred by Overlandlord as the result of any claim by any party that they are entitled to a commission or broker's fee in connection with this Consent or the Sublease. The indemnity contained herein shall include, without limitation, all reasonable attorneys' fees and expenses incurred by Overlandlord in connection with any such claim. This paragraph 12 shall survive expiration or earlier termination of the Sublease.

      13. Sublandlord and Subtenant, jointly and severally, hereby agree to indemnify and hold Overlandlord harmless with respect to any and all liability to and claims by Subtenant in connection with the Sublease, Subtenant's use and occupancy of the Subleased Premises, or the subject matter hereof, unless due to the Overlandlord's negligence or willful misconduct. The within indemnity shall be joint and several and shall include all losses, costs, damages or expenses including, without limitation, reasonable attorneys fees sustained or incurred by Overlandlord arising out of the matters contained herein. The provisions of this paragraph 13 shall survive any expiration or earlier termination of the Sublease or the Overlease.

      14. In the event that there shall be any conflict between the terms, covenants and conditions of this Consent to Sublease and the terms, covenants and, conditions of the Sublease, then the terms, covenants and conditions of this Consent to Sublease shall prevail in each instance and any conflicting terms, covenants or conditions of the Sublease shall be deemed modified to conform with the terms, covenants and conditions of this Consent to Sublease.

      15. Notwithstanding anything contained in the Sublease to the contrary, Sublandlord and Subtenant represent to and agree with Overlandlord that no changes, additions or improvements including, without limitation, electrical, HVAC or other construction work shall be performed in the Subleased Premises unless detailed plans and specifications for such work are first submitted to Overlandlord for its approval and Overlandlord shall have granted such approval in writing. Such approval shall be given or withheld in accordance with the applicable terms of the Overlease. In accordance with the provisions of the Overlease, all such work, if approved by Overlandlord, shall be subject to the requirements contained in the Overlease applicable to construction within or alterations of the Subleased Premises and shall be performed in accordance with the Overlease.

      16. No signs shall be placed upon or within the Building and/or the Subleased Premises without the express written consent of Overlandlord, which consent may be granted or withheld by Overlandlord in its sole and absolute discretion.

      17. Subtenant shall, within 10 days of written request from Overlandlord therefor, execute and deliver to Overlandlord and/or the holder of any mortgage upon or proposed purchasers of the Building, a so-called "Estoppel Letter" in form satisfactory to Overlandlord or such holder of a Mortgage or proposed purchaser which shall include, among other things, if so requested, a statement (i) certifying that the Sublease is in full force and effect and has not been assigned, modified or amended, (ii) that Sublandlord is not in default thereunder, (iii) the date through which rent has been paid and (iv) that there are no defenses or set-offs against enforcement of the Sublease or this Agreement against Subtenant and/or Sublandlord.

      18. Subtenant hereby further agrees that upon the written request of Overlandlord, Subtenant shall subordinate its interest in the Sublease to the lien of any mortgage, security agreement or lease now or hereafter affecting the Building or the land upon which the Building is constructed.

      19. As a condition to the effectiveness of the within Consent, as additional rent under the Overlease, Sublandlord shall, within ten
            (10) days after invoice, reimburse Overlandlord for all costs and expenses including without limitation, attorneys fees sustained or incurred by Overlandlord in connection with Sublandlord's request for Overlandlord's Consent to the execution and delivery of the Sublease including, without limitation, review of the Sublease and preparation and negotiation of this Consent.

      20. All notices and demands which may or are to be required or permitted to be given by any party hereunder shall be in writing. All notices and demands to Subtenant shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to Subtenant at the Subleased Premises or to such other place as Subtenant may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

            All notices and demands to Sublandlord shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to the Sublandlord at the address set forth herein, and to such other person or place as the Sublandlord may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

            All notices and demands to Overlandlord shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to the Overlandlord at the address set forth herein, and to such other person or place as the Overlandlord may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

EXHIBIT G                                                                 X-RITE

                              CONSENT TO SUBLEASE

                                    PREAMBLE

      THIS CONSENT TO SUBLEASE ("Consent") dated as of September 30, 2000, is made with reference to that certain Sublease dated September 30, 2000 (the "Sublease") by and between Sonus Networks, Inc. having an address of 5 Carlisle Road, Westford, MA 01886 ("Sublandlord") and X-Rite Incorporated having an original address of 25 Porter Road, Littleton, MA 01460 ("Subtenant"), and is entered into by and among BCIA New England Holdings LLC, having an address c/o Boston Capital Institutional Advisors LLC, One Boston Place, Suite 21000, Boston, MA 02108 ("Overlandlord"), Sublandlord, and Subtenant, with respect to the following facts:

      A. Overlandlord and Sublandlord are the parties to that certain Lease dated as of September 30, 2000 (the "Overlease") pertaining to certain space (the "Master Premises") in a Building known as and numbered 25 Porter Road, Littleton, Massachusetts (the "Building");

      B. Sublandlord and Subtenant wish to enter into the Sublease pursuant to which Sublandlord will lease to Subtenant a portion of the Master Premises comprised of approximately 3,000 rentable square feet (the "Sublease Premises");

      C. The Overlease provides, inter alia, that Sublandlord may not enter into any sublease without Overlandlord's prior written approval; and

      D. Sublandlord and Subtenant have presented the fully executed Sublease (a true copy of which is attached hereto as Exhibit A) to Overlandlord for Overlandlord's review and approval.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Overlandlord hereby consents to the execution and delivery of the Sublease upon the terms and conditions set forth in the General Conditions of Consent to Sublease ("General Conditions") attached hereto and made an integral part hereof.

            2. Sublandlord and Subtenant hereby acknowledge receipt of the General Conditions and further acknowledge that Overlandlord's consent is subject to such General Conditions, and that in the event of a conflict between this Consent and the General Conditions and the Sublease, this Consent and the General Conditions shall control.

      EXECUTED under seal as of the date first written above.

                              OVERLANDLORD:

                              BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                              By: BCIA NEW ENGLAND HOLDINGS MASTER
                                  LLC, a Delaware limited liability company, its Manager

                                  By: BCIA NEW ENGLAND HOLDINGS MANAGER LLC, a
                                      Delaware limited liability company,
                                      its Manager

                                      By: BCIA NEW ENGLAND HOLDINGS MANAGER
                                          CORP., a Delaware corporation, its
                                          Manager

                              By: ______________________________________________

                              Its: _____________________________________________


                              SUBLANDLORD:

                              SONUS NETWORKS, INC.

                              By: ______________________________________________

                              Its: _____________________________________________


                              SUBTENANT:

                              X-RITE INCORPORATED

                              By: ______________________________________________

                              Its: _____________________________________________

                   GENERAL CONDITIONS OF CONSENT TO SUBLEASE

      The following General Conditions are an integral part of and are hereby incorporated into the foregoing Consent to Sublease:

      1. Neither the Overlease, the Sublease nor this Consent shall be deemed, nor are such documents intended to grant to Subtenant, any rights whatsoever against Overlandlord under the Overlease or (except as otherwise expressly provided in paragraph 3 of these General Conditions) under the Sublease or otherwise. Notwithstanding anything contained in the Sublease to the contrary, Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Sublandlord, if, as and to the extent any such remedy may exist. Subtenant acknowledges and agrees that it is not a third party beneficiary under the Overlease and is not entitled to assert any of Sublandlord's rights thereunder against Overlandlord, whether in its own right or on behalf of Sublandlord.

      2. This Consent and the Sublease shall not (i) constitute a consent or approval by Overlandlord of any of the terms, covenants or conditions of the Sublease and (except as otherwise expressly provided in paragraph 3 of these General Conditions), Overlandlord shall not be bound thereby or (ii) release Sublandlord from any existing or future duty, obligation or liability to Overlandlord pursuant to the Overlease (and Sublandlord shall be and remain liable for the full payment, performance and observance of all of the terms, covenants and conditions contained in the Overlease to be paid, performed and observed by the "Tenant" thereunder as if the Sublease and this Consent had never been made), or (iii) change, modify or amend the Overlease in any manner, except insofar as it constitutes Overlandlord's consent to the execution and delivery of the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Sublandlord from any requirement set forth in the Overlease that Sublandlord obtain Overlandlord's prior written approval of any additional subleases, assignments or other dispositions of its interest in the Overlease or the Premises (as defined in the Overlease).

      3. (a) In the event of Overlease Termination (as hereinafter defined) prior to December 31, 2002 and provided that the Sublease has not theretofore been terminated, Overlandlord shall recognize Subtenant as Overlandlord's direct Tenant pursuant to the terms and provisions of the Sublease for the then remainder of the Term of the Sublease (through December 31, 2002) and Tenant hereby agrees to attorn to Overlandlord and perform Subtenant's obligations under the Sublease with respect to the Subleased Premises (and only as to the Subleased Premises) to and for the benefit of Overlandlord as the "Landlord" under the Sublease as a direct Lease between Overlandlord and Subtenant. Such agreement by Subtenant to perform each and every one of its obligations under the Sublease with respect to the Subleased Premises to and for the benefit of Overlandlord as the "Landlord" under the Sublease shall entitle the Subtenant to occupy the Subleased Premises after Overlease Termination for the then remainder of the Term of the Sublease (through December 31, 2002) as if it were leased by Overlandlord directly to Subtenant, but shall not relieve Sublandlord from any liability to Overlandlord under the Overlease. Subtenant agrees to execute and deliver at any time and from time to time, upon request of Overlandlord, any instruments which may be necessary or appropriate to evidence such required assumption and Subtenant hereby irrevocably appoints Overlandlord as its attorney in fact, coupled with an interest to execute on behalf of Subtenant any documents or instruments necessary to evidence such assumption. Overlandlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Sublandlord, (iv) be bound to honor any rights of Subtenant in any security deposit or advance rent made with or paid to Sublandlord by Subtenant except to the extent Sublandlord has specifically assigned and turned over such security deposits and advance rent to Overlandlord and Overlandlord has actually received the same, (v) be bound by any provision of the Sublease except and to the extent hereinabove provided or (vi) be bound to honor any exercise of any Option to Extend or renew the term of the Overlease set forth in the Overlease, which Options to Extend or renew shall be deemed deleted from the Overlease effective as of the date of this Consent.

            Sublandlord and Subtenant hereby agree that in the event of Overlease Termination, Sublandlord shall immediately pay or transfer to Overlandlord any security deposits, rent or other sums then held by Sublandlord in connection with the subleasing of the Subleased Premises and, notwithstanding anything contained in the Sublease to the contrary, this shall satisfy Sublandlord's obligations to Subtenant under this Sublease with respect to any such sums paid over or transferred to Overlandlord. Such security deposit may be applied by Overlandlord pursuant to the terms of the Overlease in the event of any holding over or other default by the Subtenant after an Overlease Termination. Subtenant hereby agrees that under no circumstances whatsoever shall Overlandlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Sublandlord unless and until and to the extent that Overlandlord has actually received such sums from Sublandlord and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Sublandlord under the Overlease.

            (b) "Overlease Termination" means the termination or cancellation of the Overlease prior to December 31, 2002 due to: (1) a default continuing beyond any applicable notice and/or cure periods by Sublandlord under the Overlease or any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Overlease is subject; and (3) the termination of Sublandlord's leasehold estate by dispossession proceedings. Provided, however, that notwithstanding the foregoing to the contrary, termination of the Overlease in accordance with its terms prior to December 31, 2002 as the result of fire, casualty, the exercise of the power of eminent domain or actions taken in lieu thereof or pursuant thereto or any other reason or cause not enumerated in (1), (2), or (3) above shall not be deemed an "Overlease Termination" for purposes of this paragraph 3 of this Consent.

      4. In addition to Overlandlord's rights under Section 3 hereof, in the event Sublandlord is in default under any of the terms and provisions of the Overlease continuing beyond any applicable notice and/or cure periods, Overlandlord may elect to receive directly from Subtenant all sums due or payable to Sublandlord by Subtenant pursuant to the Sublease, and upon receipt of Overlandlord's notice, Subtenant shall thereafter pay to Overlandlord any and all sums becoming due or payable under the Sublease and Sublandlord shall receive from Overlandlord a credit for such sums actually received by Overlandlord against any and all payments then owing from Sublandlord under the Overlease. Except as otherwise expressly provided in paragraph 3 of this Consent with respect to an Overlease Termination, neither the mere service of such written notice nor the receipt of such direct payments shall cause Overlandlord to assume any of Sublandlord's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Overlandlord the duty or obligation to honor the Sublease, nor subsequently to accept any purported attornment by Subtenant except and to the extent of the occurrence of an Overlease Termination as aforesaid. Sublandlord grants Overlandlord a security interest in all such payments due to Sublandlord from Subtenant, which security interest Overlandlord may perfect by filing a UCC-1 (which Sublandlord shall sign within three
            (3) days of Overlandlord's request). Overlandlord shall credit payments actually received pursuant to this conditional assignment to Sublandlord's obligations under the Overlease. Without limitation of the foregoing, acceptance of rent or other payments from Sublandlord and/or Subtenant by Overlandlord shall not: (i) constitute a waiver of any default or breach of the Overlease or
            (ii) cause nor result in a reinstatement of the Overlease after Overlease Termination or (iii) absent the occurrence of an Overlease Termination, be deemed or construed to mean that Overlandlord has accepted the Subtenant as its "Tenant" under the Overlease or (iv) absent the occurrence of an Overlease Termination, be deemed to mean that Subtenant is entitled to any rights under the Sublease or the Overlease.

      5. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Overlease and agrees not to do or omit to do anything which would cause Sublandlord to be in breach of the Overlease. Any such act or omission by Subtenant also shall constitute a breach of the Overlease and this Consent by Sublandlord shall entitle Overlandlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant, who shall be jointly and severally liable to Overlandlord in this regard.

      6. In the event of the commencement of an action at law or in equity by the filing of a complaint or other similar action involving a request for relief from a judicial body between or involving the parties hereto with respect to the Sublease, the Overlease, this Consent or the rights of the parties hereto, hereunder or thereunder, the Sublandlord and Subtenant, jointly and severally, hereby agree to pay the Overlandlord on demand all reasonable costs, expense and attorneys' fees incurred therein by Overlandlord, which amounts may be included as a part of a judgment rendered therein.

      7. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof, and that no amendment, termination, modification or change therein will be binding upon Overlandlord unless Overlandlord shall have given its prior written consent thereto, which consent may be granted or denied by Overlandlord in its sole and absolute discretion.

      8. This Consent shall be binding upon and shall inure to the benefit of the parties' respective successors in interest and assigns, subject at all times, nevertheless, to all agreements and restrictions contained in the Overlease, the Sublease, and herein, with respect to subleasing, assignment or other transfer and the foregoing shall not be deemed to limit or negate Overlandlord's rights to prohibit or condition its consent to a future dispossession of Sublandlord's or Subtenant's interests. The agreements contained herein constitute the entire understanding between parties with respect to the subject matter hereof and supersede all prior agreements.

      9. This Consent shall not be assignable and shall only apply with respect to the Sublease by and between Sublandlord and Subtenant.

      10. The consent by Overlandlord to the use and occupancy of the Subleased Premises by Subtenant shall not be construed as a consent by Overlandlord to the use and occupancy of the Subleased Premises by anyone other than Subtenant or Sublandlord or as a consent to further subletting by Sublandlord or by Subtenant of the Subleased Premises, or any part thereof. Neither the Sublease nor any of the rights, privileges or obligations thereunder shall be assigned, modified, renewed or extended, nor shall the Subleased Premises, or any part thereof, be further sublet or occupied by others (except by Sublandlord, in accordance with and subject to the terms and provisions of the Overlease).

      11. Subject to the provisions of General Condition numbered 3 of this Consent to Sublease, unless previously terminated, on or before the day immediately preceding the date of expiration of the Overlease or upon the date of any earlier termination of the term of the Overlease, the Sublease and its term shall expire, terminate and come to an end and Sublandlord shall cause Subtenant to vacate and surrender the Subleased Premises on or before such date in accordance with the applicable provisions of the Overlease regarding surrender and delivery of the Premises to Overlandlord.

      12. Sublandlord and Subtenant hereby acknowledge and agree that Overlandlord shall not be responsible for any brokers commissions or fees of any kind or nature in connection with the Sublease or the subject matter thereof (except for any commissions or fees due and payable to Trammell

                          FIRST AMENDMENT TO LEASE AND
                         TEMPORARY EXPANSION AGREEMENT

      This First Amendment to Lease and Temporary Expansion Agreement (the "First Amendment") is dated as of November 21, 2000 by and between BCIA New England Holdings LLC, a Delaware limited liability company ("Landlord") and Sonus Networks, Inc. ("Tenant").

                                   RECITALS:

      WHEREAS, Landlord and Tenant are the Landlord and Tenant, respectively under and pursuant to that certain Lease, dated as of September 30, 2000 (the "Lease") demising approximately 33,194 square feet of rentable area (the "Original Premises") in the building (the "Building") known as 25 Porter Road, Littleton, Massachusetts; and

      WHEREAS, Landlord and Tenant (subject to entering into this First Amendment) desire to (a) expand the Premises demised under the Lease to include an additional 9,073 rentable square feet of space located on the first (1st) floor of the Building and marked on Exhibit A to this First Amendment as the "Expansion Space" (the "Expansion Space") beginning as of the Expansion Date (as hereafter defined) and ending on September 30, 2003 (the period of time beginning on the Expansion Date and expiring on September 30, 2003 being hereafter the "Expansion Space Term") and (b) to make certain other modifications to the Lease;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Capitalized Terms. All capitalized terms not otherwise modified or defined herein shall have the same meanings as are ascribed to them in the Lease.

      2. Expansion: Condition of the Premises. Tenant acknowledges and agrees that Tenant is presently in occupancy of the Original Premises and that Tenant is accepting the Original Premises in its "as is" condition as of the date hereof and is accepting the Expansion Space in its then "AS IS" condition, as of the Expansion Date without representation or warranty of any kind by Landlord (express or implied). Except as otherwise expressly provided herein, Landlord shall not be required to make nor pay for any alterations or improvements to the Original Premises and/or the Expansion Space in order to prepare same for Tenant's use or occupancy.

      The "Expansion Date" shall be the last to occur of (i) December 1, 2000 or
(ii) that date upon which Landlord delivers possession and control of the Expansion Space to Tenant regardless, in either of such cases, of whether or not all or any portion of Tenant's Work (as hereafter defined) is completed. Tenant acknowledges and agrees that Tenant shall have no right to enter, nor any rights of any kind with respect to the Expansion Space unless and until the occurrence of the Expansion Date. (Provided, however, in the event the Existing Tenant (as hereafter defined) shall vacate the Expansion Space prior to November 30, 2000 and shall give Tenant and Landlord its express written consent to permit Tenant to enter the Expansion Space prior to December 1, 2000 in order to perform Tenant's Work, Tenant shall be Permitted to enter the Expansion Space as of the earlier date consented to by the Existing Tenant solely for the limited purposes of performing Tenant's Work approved in advance by Landlord in accordance with this First Amendment. Tenant shall deliver to Landlord a copy of the Existing Tenant's consent prior to entering the Expansion Space for the limited purposes herein provided). Tenant acknowledges and agrees that the Expansion Space is presently leased to a third party (the "Existing Tenant") and Landlord shall have no obligation to deliver the Expansion Space to Tenant hereunder unless and until Landlord and the Existing Tenant have entered into and delivered a mutually agreeable Amendment to the Existing Tenant's Lease whereby the Expansion Space is excluded from the Existing Tenant's premises and the Existing Tenant shall vacate and deliver the Expansion Space to Landlord. Landlord has entered into negotiations with the Existing Tenant pursuant to which Landlord believes (but does not warrant or represent to Tenant) that the existing Tenant will vacate and deliver up the Expansion Space to Landlord on or before November 30, 2000.

      Except for Landlord's obligation to fund the "Allowance" (as hereafter defined) as that obligation is limited and conditioned by the terms hereof, Landlord shall not be required to make or pay for any improvements to the Original Premises nor to the Expansion Space in order to prepare same for Tenant's use and occupancy.

      As and to the extent that Tenant wishes to make alterations or improvements in and to the Original Premises and/or the Expansion Space, Landlord has agreed, subject to the conditions and limitations hereafter set forth, to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $27,219.00 ($3.00 per rentable square foot contained in the Expansion Space) in order to help defray the costs of such improvements desired by Tenant in and to the Original Premises and/or the Expansion Space (such work being the "Tenant's Work"). The Allowance shall be paid and released to Tenant from time to time (but not more often than once in any 30 day period) as Tenant's Work is completed and in place but only upon satisfaction of the Allowance Release Conditions (as hereafter defined) for and with respect to Tenant's Work completed and for which Tenant has satisfied the Allowance Release Conditions on or before March 31, 2001. It is agreed and understood that Landlord shall be entitled to retain any portion of the Allowance not required to reimburse Tenant for Tenant's Work completed within the time and manner herein provided.

      Any and all Tenant's Work shall be performed by Tenant, at Tenant's sole cost and expense in accordance with the provisions of Article V and all other provisions of this Lease applicable to "Alterations" as if the Tenant's Work were "Alterations" as defined in Section 5.2 and all other applicable provisions of the Lease relating to work, alterations or improvements made by or at the request of Tenant. Prior to commencing any aspect of Tenant's Work, Tenant shall first submit to Landlord detailed plans and specifications describing the Tenant's Work to be performed for Landlord's approval.

      No portion of the Allowance may be used for moving expenses, data and telecommunications systems, wiring, or furniture. A portion of the Allowance may be used for architectural and engineering fees sustained in connection with the planning and design of the Premises (including the Expansion Space) for Tenant's use. As used herein, the term "Allowance Release Conditions" shall mean (i) that no default by Tenant shall exist and be continuing (ii) that the applicable Tenant's Work for which reimbursement is sought has been completed in accordance with the plans and specifications so approved by Landlord in advance and Tenant shall have provided Landlord with a written request for payment for such completed Tenant's

Work and (iii) Tenant shall have provided Landlord with true and accurate copies of all permits and/or approvals (if any) required for the performance and completion of the applicable Tenant's Work (including, without limitation, if applicable, building permits and demolition permits) or other governmental approvals, (iv) Tenant shall deliver to Landlord lien waivers from Tenant's contractors or workmen performing such work, (v) copies of all relevant invoices for such work with detailed breakdown of all work performed, accompanied by copies of Tenant's cancelled checks indicating that all such work evidenced by such invoices has been paid in full and (vi) a certificate from Tenant or Tenant's architect (if any) certifying that such work has been completed on or before March 31, 2001 in compliance with the Plans and specifications so approved by Landlord.

      Upon satisfaction of all of the Allowance Release Conditions with respect to Tenant's Work and upon the written request of Tenant (but not more often than once in any thirty day period), Landlord shall advance corresponding portions of the Allowance based upon the paid invoices for Tenant's Work then completed; provided, however, that in no event shall Landlord be required to advance any portion of the Allowance for which the Allowance Release Conditions are not satisfied on or before March 31, 2001.

      3, Amendments Effective as of Expansion Date. Effective as of the Expansion Date, the Lease shall be deemed further amended in the following respects for the period of the Expansion Space Term (and only during the Expansion Space Term):

      (a) Premises. The definition of the term "Premises" shall be deemed amended to include the approximately 9,073 rentable square feet of space on the first (1st) floor of the Building and contained in the Expansion Space. During the Expansion Space Term (and only during the Expansion Space Term) the Premises shall contain approximately 42,267 rentable square feet of space and shall be comprised of the Original Premises (33,194 rsf) and the Expansion Space (9,073 rsf). Upon expiration of the Expansion Space Term, the Premises shall revert back to consisting merely of the Original Premises.

      (b) Basic Rent. The Basic Rent payable under the Lease during the Expansion Space Term shall be increased and adjusted by the amount of the Expansion Rent (as hereafter defined). The Expansion Rent shall be paid in addition to the portion of the Basic Rent set forth in Section 1.1 of the Lease. The Expansion Rent shall be payable beginning on the Expansion Date (pro-rated for any partial calendar month) and shall thereafter be paid as and when all other payments of Basic Rent are payable under this Lease without offset, deduction, set-off, abatement or demand.

      As used herein, the term "Expansion Rent" shall mean $199,606.00 per annum payable in equal monthly installments of $16,633.83 (pro rated and adjusted for any partial month). The Expansion Rent shall not be payable with respect to the period following expiration of the Expansion Space Term and the Basic Rent set forth in Section 1.1 of the Lease alone shall thereafter comprise the Basic Rent payable under this Lease.

      (c) Tenant's Proportionate Share. The Tenant's Proportionate Share shall be increased and adjusted to be 63.27% during the Expansion Space Term. Upon expiration of the Expansion Space Term, the term "Tenant's Proportionate Share" shall revert back to 49.69%.

      Unless this Lease is sooner terminated in accordance with its terms, upon expiration of the Expansion Space Term, Tenant shall remove its property and vacate, surrender and deliver up the Expansion Space to Landlord in the condition and manner required by Section 12.2 of the Lease with respect to surrender and delivery of the Premises to Landlord as if the last day of the Expansion Space term were the last day of the Term of this Lease with respect to the Expansion Space (and only as to the Expansion Space). The provisions of Section 12.1 and 12.2 of the Lease shall apply in the event Tenant shall fail to comply with the requirements of the immediately preceding sentence.

      4. Brokerage. Each party hereto represents and warrants to the other party that it has not dealt with any real estate broker or agent in connection with this First Amendment, except for Trammell Crow Company (the "Broker"). Each party hereto shall indemnify the other party and hold the other party harmless from any cost, expense or liability (including costs of suit and reasonable attorney's' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this First Amendment or the Amended Lease or the negotiation thereof by reason of any of their acts. Landlord shall be responsible for any brokerage commission due the Broker in connection with this First Amendment or the amended Lease solely pursuant to Landlord's direct agreements with Broker.

      5. Governing Law. This First Amendment and the rights and obligations of both parties hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

      6. Authority. Tenant warrants that the person or persons executing this First Amendment on behalf of Tenant has the authority to do so and that such execution has fully obligated and bound Tenant to all terms and provisions of this First Amendment.

      7. Ratification. Except as modified by this First Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

      8. Interpretation and Partial Invalidity. If any term of this First Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this First Amendment.

                           [Signatures on next page]

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

                               LANDLORD:

                               BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                               By: BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                   Delaware limited liability company, its
                                   Manager

                                   By: BCIA NEW ENGLAND HOLDINGS MANAGER LLC,
                                       a Delaware limited liability company, its
                                       Manager

                                       By: BCIA NEW ENGLAND HOLDINGS MANAGER
                                           CORP., a Delaware corporation, its
                                           Manager

                                           By: /s/ Karl W. Weller
                                               ---------------------------------
                                              Name:  KARL W. WELLER
                                              Title: EXECUTIVE VICE PRESIDENT


                               TENANT:

                               Sonus Networks, Inc.

                               By:   /s/ S.J. Nill
                                   ---------------------------------------------
                                   Name:

                               Its:  VP & CFO
                                   ---------------------------------------------


BCIA 21


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